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                                                                   EXHIBIT 10.17
                                                                   -------------

                             STOCK OPTION AGREEMENT
                             ----------------------


     This Agreement is entered into by and among DOMINIC CHAN ("DOMINIC"), MARSHA C. CHAN ("MARSHA") and PERITUS SOFTWARE SERVICES, INC. ("PERITUS"), a Massachusetts corporation.

     WHEREAS, DOMINIC and MARSHA currently own in the aggregate 3,620,013 shares of Class A Voting Common Stock (the "Class A Common Stock") of PERITUS (after giving effect to the two-and-one-half-for-one stock split of the Class A Common Stock effected on the date hereof, but prior to giving effect to any transaction contemplated by that certain Class A Common Stock Purchase Agreement, dated as of March 15, 1996, between DOMINIC and MARSHA and the Purchasers so defined therein) (any capital stock of Peritus now or hereafter owned by DOMINIC or MARSHA to be referred to as the "Chan Stock"); and

     WHEREAS, the parties desire to provide PERITUS an option to repurchase a portion of the Chan Stock under certain circumstances upon the death of DOMINIC in the event that he or MARSHA own any such stock at the time of DOMINIC's death.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, DOMINIC, MARSHA and PERITUS hereby agree as follows:

     1.   Purchase Option.
          ---------------

          (a) Subject to the provisions of Section 1(b), below, upon the death of DOMINIC, PERITUS shall have the right (the "Purchase Option") to purchase any part or all of the Chan Stock held by MARSHA or by the personal representative of the estate of DOMINIC (hereinafter the "Personal Representative") subject to the following terms and conditions:

               (i) The purchase price for each share of such stock shall be its fair market value, as agreed upon by PERITUS and the Personal Representative, or as determined by an appraiser chosen by them (such fair market value to be binding upon MARSHA). If PERITUS and the Personal Representative are unable to agree upon either the fair market value or an appraiser, the fair market value shall be determined by the American Arbitration Association.

               (ii) In computing such fair market value, no discount shall be applied if the shares in question represent a minority of the total issued and outstanding shares of capital stock of PERITUS or as a result of any restriction on transfer of the shares.
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          (b) Notwithstanding the foregoing:

               (i) PERITUS may purchase in the aggregate only so much, if any, of the Chan Stock as exceeds fifteen (15%) percent of all of the capital stock of PERITUS issued and outstanding, calculated on a fully diluted basis, as of the date of the death of DOMINIC. For purposes of calculating such fifteen (15%) percent, all then outstanding options, warrants and other rights to acquire capital stock of PERITUS shall be deemed to have been exercised as of the date of DOMINIC's death and all then outstanding securities convertible into or exchangeable for shares of capital stock of PERITUS shall be deemed to have been converted or exchanged as of the date of DOMINIC's death.

               (ii) Notwithstanding any other provision of this Section 1 except subparagraph (iii) below, if PERITUS elects to purchase any of the Chan Stock pursuant to this Agreement, PERITUS shall purchase a sufficient number of shares from each party holding any of the Chan Stock to qualify the purchase of such stock from each such party as a substantially disproportionate redemption under Section 302(b)(2) of the Internal Revenue Code of 1986 (as amended), to reflect the intention of the parties that any such redemption shall be treated for Federal income tax purposes as a sale or exchange, and not as a dividend.

               (iii) Notwithstanding any other provision of this Section 1, no part of the Chan Stock, if any, which is excluded from the gross estate of DOMINIC for Federal estate tax purposes shall be purchased by PERITUS unless and until all of the Chan Stock so included in his gross estate has first been purchased (whether such stock so included is then held by the Personal Representative or any other party).

               (iv) Subject to the provisions of Section 1(b)(i), 1(b)(ii), and 1(b)(iii), above, any of the Chan Stock which is excluded from the gross estate of DOMINIC for Federal estate tax purposes may be purchased from such one or more parties and in such amounts as PERITUS in its sole discretion shall determine.

     2.   Exercise of Purchase Option and Closing.
          ---------------------------------------

          (a) PERITUS or its designee may exercise the Purchase Option, if at all, only by delivering or mailing to the Personal Representative, in accordance with Section 9, below, a written notice of exercise of the Purchase Option within sixty (60) days after the appointment of such Personal Representative by a court of competent jurisdiction. Such notice shall specify the purchase price per share and the number of shares to be purchased from the said Personal Representative and from each other party, if any, from whom any of the Chan Stock is to be purchased. If PERITUS

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fails for any reason to furnish within the required sixty (60) day period such written notice to any party holding any of the Chan Stock, all of PERITUS' rights hereunder with respect to any such stock held by such party shall thereupon lapse and have no further force or effect.

          (b) Within 10 days after receipt of the notice of the exercise of the Purchase Option pursuant to subsection (a) above, the said Personal Representative shall tender to PERITUS or its designee, at the address of PERITUS for notice pursuant to Section 9, below, the certificate or certificates representing the shares which PERITUS or the designee has elected to purchase, duly endorsed in blank by the party selling such shares or with duly endorsed stock powers attached thereto, all in form suitable for the transfer of such shares. Immediately upon receipt by PERITUS or its designee of such certificate or certificates from any party selling such shares, PERITUS shall pay by bank check or wire transfer the entire purchase price for such shares to the party tendering such shares.

          (c) After the date on which any of the Chan Stock is required to be delivered for transfer pursuant to subsection (b) above, the party selling such shares shall not be entitled to any dividend on account of such shares or to exercise any of the privileges or rights of a stockholder with respect to such shares, and PERITUS or its designee, as the case may be, shall for all purposes be treated as the owner of such shares.

          (d) No fractional shares shall be purchased upon exercise of a Purchase Option, and any fraction of a share resulting from a computation made pursuant to Section 1(b)(i) or 1(b)(ii) of this Agreement shall be rounded to the nearest whole share (with any one-half share being rounded downward).

     3.   Termination of Agreement.  All of the rights  and obligations of each
          ------------------------
party hereunder shall terminate, if not sooner pursuant to the provisions of
Section 2, upon the first to occur of (a) the first firm commitment underwritten public offering of shares of capital stock of PERITUS pursuant to an effective registration statement on Form S-1 (or its then equivalent) under the Securities Act of 1933, as amended, pursuant to which the aggregate price paid by the public for the shares of capital stock sold in such offering is at least $15 million or (b) on the tenth anniversary of the date of this Agreement.

     4.   Restrictive Legend.  DOMINIC, MARSHA and PERITUS shall cause all
          ------------------
certificates representing any of the Chan Stock to have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

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          "The shares of stock represented by this certificate are
          subject to an option to purchase set forth in a certain Stock Purchase Agreement involving the registered owner of these shares (or his predecessor in interest), and such Agreement is available for inspection without charge at the office of the Clerk of the Corporation."

     5.   Stock Splits, Stock Dividends, and Similar Transactions.  If from time
          --------------------------------------------------------
to time there is any stock split, stock dividend, stock distribution or other reclassification of the stock of PERITUS, any and all new, substituted or additional securities to which any party is entitled by reason of his or her ownership of any of the Chan Stock shall be immediately subject to the provisions of this Agreement.

     6.   No Restrictions on Transfer.  Notwithstanding any other provision of
          ---------------------------
this Agreement, this Agreement shall not restrict in any way the right of DOMINIC or MARSHA to transfer any shares of capital stock of PERITUS during DOMINIC's life or, subject to the provisions of Section 2, after his death. In the event of any such transfer, PERITUS shall cause to be removed the legend referred to in Section 4 hereof from the certificates evidencing the shares so transferred. This Agreement shall not amend any other restrictions upon transfer of the Chan Stock imposed under applicable state or federal laws or any agreement to which DOMINIC or MARSHA is a party, including without limitation, a Stock Restriction Agreement of even date herewith among PERITUS, DOMINIC and the Investors so defined therein.

     7.   Severability.  The invalidity or unenforceability of any provision of
          ------------
this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

     8.   Binding Effect.  This Agreement shall be binding upon and inure to the
          --------------
benefit of PERITUS, DOMINIC, MARSHA and their respective heirs, executors, administrators, legal representatives, successors and assigns. PERITUS may not assign any of its rights hereunder or delegate any of its obligations hereunder without the prior written consent of DOMINIC and MARSHA.

     9.   Notice.  All notices required or permitted hereunder shall be in
          ------
writing and deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or her respective signature to this Agreement, or at such other address

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or addresses as either party shall designate in a written notice delivered to the other parties in accordance with this Section 9.

     10.  Pronouns.  Whenever the context may require, any pronouns used in this
          --------
Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

     11.  Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
among the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement, except any such agreements
                                                  ------
restricting the transferability of the Chan Stock.

     12.  Amendment.  This Agreement may be amended or modified only by a
          ---------
written instrument executed by all of the parties.

     13.  Governing Law.  This Agreement shall be construed, interpreted and
          -------------
enforced in accordance with the laws of the Commonwealth of Massachusetts.



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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 15th day of March, 1996.


                                    /s/ Dominic Chan
                                    ---------------------
                                    DOMINIC CHAN
                                    1196 North Road
                                    Carlisle, MA  01741



                                    /s/ Marsha C. Chan
                                    ---------------------
                                    MARSHA C. CHAN
                                    1196 North Road
                                    Carlisle, MA  01741


                                    PERITUS SOFTWARE SERVICES, INC.


                                    BY: /s/ Allen K. Deary
                                        --------------------

                                    Title: VP Finance
                                          ------------------
                                          304 Concord Road
                                          Billerica, MA  01821

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